THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE SALE THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Form 1-A/A Offering Circular

Regulation A Tier 2 Offering

Offering Circular

For

Stock-Wars, LLC

A Nevada Limited Liability Company

April 4, 2025

SECURITIES OFFERED:	1,500,000 Class A Units
MAXIMUM OFFERING AMOUNT:	$15,000,000.00
MINIMUM OFFERING AMOUNT:	$8,000,000.00
MINIMUM INVESTMENT AMOUNT:	$1,000.00
CONTACT INFORMATION:	11318 Davenport Street Omaha, Nebraska, 68154 randy@stock-wars.com

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Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten (10%) percent of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, Investors are encouraged to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

Stock-Wars, LLC (“Stock-Wars”, the “Issuer”, or the “Company”) is a Nevada limited liability company offering (the “Offering”) by means of this offering circular (the “Offering Circular”), Company equity in the form of Class A Units (the “Class A Units”) denominated in the form of Units (the “Class A Units”). The Company intends to use the proceeds of this Offering (“Proceeds”) to commence operations of the Company.

Persons who purchase Class A Units will be members of the Company and will hereinafter be referred to as “Investors” or in the singular an “Investor.”

The minimum investment amount per Investor is One Thousand Dollars ($1,000.00) for the Offering (the “Minimum Investment Amount”). Each Class A Unit will be sold at Ten Dollars $10.00 per Class A Unit. Therefore, the Minimum Investment Amount will be for 100 Class A Units. The Company does not intend to list the Class A Units for trading on any exchange or other trading market (See “Description of the Securities” below.)

Sales of the Class A Units pursuant to this Regulation A Tier 2 Offering will commence immediately upon qualification by the Securities and Exchange Commission (the “Effective Date”) and will terminate on the earliest of: (a) the date the Company, in its sole discretion, elects to terminate, (b) the date upon which all Units have been sold, or (c) exactly 12 months after the Effective Date (the “Offering Period”).

Proceeds from this Offering will be held in escrow until the Minimum Offering Amount is met. The escrow account (the “Escrow Account”) is administered by Old Glory Bank (“Escrow Agent”) as escrow agent. (See “Plan of Distribution” below.)

Prior to this Offering, there has been no public market for the Class A Units, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Class A Units on any securities market. Investing in the Company through the purchase of Class A Units involves risk, some of which are set forth below. See the section titled “Risk Factors” to read about the factors an Investor should consider prior to purchasing Class A Units.

Investors who purchase Class A Units will become Members of the Company (“Members” or in the singular a “Member”) subject to the terms of the Operating Agreement of Stock-Wars, LLC (See Exhibit 2, the “Operating Agreement”) once the Company deposits the Investor’s investment into the Company’s escrow account (if the Minimum Offering Amount has not yet been met at the time of investment) or in the Company’s main operating account (if the Minimum Offering Amount has been met at the time of investment).

If the Company’s gross Proceeds received do not meet the Minimum Offering Amount, the funds will be returned to Investors. When the gross Proceeds received exceeds the Minimum Offering Amount, the funds will be released from the escrow account (administered by the Escrow Agent) and deposited into the Company’s operating account.

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The Offering is on an ongoing basis to Investors who meet the Investor suitability standards as set forth herein. (See “Investor Suitability Standards” below). The Company will offer Class A Units through its own website www.Stock-Wars.com (“Platform”) and through Andes Capital Group, an Illinois Limited Liability Company (“Andes” or the “Broker-Dealer”) as a FINRA registered broker-dealer for its services in this transaction. For performing broker-dealer functions in connection with this Offering, the Broker-Dealer and any other broker-dealers will receive up to one percent (1%) Brokerage Commission.

The Company reserves the right to engage additional broker-dealers, or “Selling Group Members,” who are members of FINRA, to assist in the sale of the Units. At each closing date, the net proceeds for such closing will be disbursed to the Company and Units relating to such net proceeds will be issued to their respective investors. The Company expects to commence the sale of the Units as of the date on which the offering statement is declared qualified by the United States Securities and Exchange Commission, or the “SEC,” and terminate the offering on earliest of: (i) the date the Company sells the Maximum Offering Amount; (ii) the first anniversary of the date of qualification of this offering statement; or (iii) such date upon which the Company determines to terminate the offering, in its sole discretion. Notwithstanding the previous sentence, the Company has the right, in its sole discretion, to extend this offering beyond the first anniversary of the date of qualification for an additional year. See “Plan of Distribution” for more details.

The Manager and Affiliates will receive compensation and income from the Company and is subject to certain conflicts of interest. (See “Risk Factors”, “Compensation of the Manager” and “Conflicts of Interest” below.) Investing in the Class A Units is speculative and involves substantial risks, including risk of complete loss. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. (See “Risk Factors” on Page 9 below). There are material income tax risks associated with investing in the Company that prospective Investors should consider. (See “Income Tax Considerations” below.)

As of the date of this Offering Circular, the Company has engaged KoreTransfer USA LLC (“KoreTransfer”) as transfer agent for this Offering.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN ONE (1) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D) (3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR. THE COMPANY INTENDS TO OFFER THE UNITS DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN ONE (1) YEAR FROM THE INITIAL QUALIFICATION DATE.

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The Company will commence sales of the Class A Units immediately upon qualification of the Offering by the SEC. The Company approximates sales will commence within Q1 – 2025.

	Price to Public*	Underwriting Discounts and Commissions**	Proceeds to the Company	Proceeds to other Persons***
Amount to be Raised per Class A Unit	$10.00	$0.10	$9.90	N/A
Minimum Investment Amount (100 Class A Units)	$1,000.00	$10.00	$990.00	N/A
Minimum Offering Amount (800,000 Class A Units)	$8,000,000.00	$87,750.00	$7,912,250.00	N/A
Maximum Offering Amount (1,500,000 Class A Units)	$15,000,000.00	$157,750.00	$14,842,250.00	N/A

*The Offering price to Investors was arbitrarily determined by the Manager.

** The Company is not using an underwriter for the sale of Units. These commissions listed are those for Andes, a FINRA broker-dealer. The Company has agreed to pay Andes a one-percent (1%) commission on the amounts raised as well as $7,750.00 of fees related to services in connection with the Offering. If Andes introduces a potential investor who does invest in the Company, Andes would receive a six percent (6%) commission on the amount raised. If Andes’ efforts lead to all Units sold ($15,000,000) the maximum commissions to be charged would be $900,000.00. The commissions due to Andes are conditional on the services provided by Andes with respect to any one sale. See “Plan of Distribution”.

EXPLANATORY NOTE

This Amendment to the Form 1-A/A solely reflects a change in the escrow agent.

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SUMMARY OF THE BUSINESS

The Company is developing a skills-based real-money stock market game called Stock-Wars. Stock-Wars is a simulated stock market experience in which the participants, who are called Portfolio Managers or “PMs”, build portfolios of stocks with virtual funds called a War Chest and attempt to achieve returns greater than the other PMs against whom they are competing. The Company intends to offer a diverse line of Portfolio Challenges that will mimic the fantasy games offered by online gaming entities such as Draft Kings and FanDuel while providing a real time simulated stock trading experience. Anyone from a novice to a seasoned investor can play Stock-Wars. Stock-Wars will be available online and through a mobile app.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Operating Agreement, a copy of which is attached hereto as Exhibit 2 should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail, and control and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying document.

The Company was organized under the laws of Nevada on August 8, 2024. The Company has not had any revenue and has not commenced operations as of the date of this Offering Circular. The Company expects to begin operations promptly after the Proceeds from the sale of Class A Units pursuant to this Offering are released from escrow by the Escrow Agent.

COMPANY INFORMATION AND BUSINESS

Through this Offering, the Company is offering equity in the Company in the form of Class A Units on a best efforts and ongoing basis to qualified Investors who meet the Investor suitability standards as set forth herein (See “Investor Suitability Standards”).

The Company is developing a skills-based real-money stock market game called Stock-Wars. Stock-Wars is a simulated stock market experience which will offer a diverse set of competitions. Stock-Wars will be available online and through a mobile app. The online and mobile applications may be referred to as the “Platform”.

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MANAGEMENT	The Company is a manager-managed limited liability company. The Manager is a manager-managed Affiliate, Stock-Wars Management LLC. The day-to-day management and investment decisions of the Company are vested in the Manager. The Manager is managed by Sim-Plee LLC. Stock-Wars Management LLC and Sim-Plee LLC may be referred to hereinafter as the “Affiliates”.

THE OFFERING	This Offering is the first capital raise by the Company in its history. The Company is exclusively selling Company equity in the form of membership interests denominated into Class A Units. The Company will use the Proceeds of this Offering to begin operations.

SECURITIES BEING OFFERED

Only Class A Units will be offered through this Offering. Each Class A Unit is being offered at a purchase price of Ten Dollars ($10.00) per Unit. The Minimum Investment Amount for any Investor is One Thousand Dollars ($1,000.00) for 100 Units.

For a complete summary of the rights granted to Members, see “Description of the Securities” below.

The Class A Units are non-transferrable except in limited circumstances, and no market is expected to form with respect to the Class A Units.

COMPENSATION TO AFFILIATES/MANAGER	The Company will not pay management fees to the Manager or Affiliates. The Company will pay compensation to officers and employees as provided in the “Use of Proceeds”. Mr. Ted Price, the CEO of the Manager, will be paid compensation directly from the Company for his service as an officer of the Company. The Manager and the Officers of the Company will use commercially reasonable best efforts in an attempt to sell the Class A Units.

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INVESTOR SUITABILITY STANDARDS

Class A Units will not be sold to any person or entity unless such person or entity is a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or, (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” section as described below.

Each person purchasing Class A Units will be subject to the terms of the Operating Agreement, a copy of which is provided in Exhibit 2.

Each person acquiring Class A Units may be required to represent that he, she, or it is purchasing the Class A Units for his, her, or its own account for investment purposes and not with a view to resell or distribute the Class A Units.

Each prospective Purchaser of Class A Units may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing Class A Units is an Accredited Investor, if such is claimed by the Investor.

LIMITATIONS ON INVESTMENT AMOUNT

For Qualified Purchasers who are Accredited Investors, there is no limitation as to the amount invested through the purchase of Class A Units. For non-Accredited Investors, the aggregate purchase price paid to the Company for the purchase of the Class A Units cannot be more than 10% of the greater of the Purchaser’s (1) annual income or net worth as determined under Rule 501(a) of Regulation D, if purchaser is a natural person; or (2) revenue or net assets for the purchaser’s most recently completed fiscal year if purchaser is a non-natural person.

Different rules apply to Accredited Investors and non-Accredited persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Class A Units.

COMMISSIONS FOR SELLING Class A Units

The Class A Units will be offered and sold directly by the Company, the Principals, and employees of the Company. No commissions will be paid to the Company, the Principals, or employees for selling the Class A Units.

The Company will also sell the Units through the services of Andes, a broker-dealer member of the Financial Industry Regulatory Authority. For services provided, Andes will be entitled to commissions of one percent (1%) percent received for the sale of the Units, not including the costs of expenses. If Andes introduces an investor, the Company will pay Andes a commission of six percent (6%) on the amount raised. See “Plan of Distribution” below.

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NO LIQUIDITY	There is no public market for the Class A Units, and none is expected to develop. Additionally, the Class A Units will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. The Company may or may not at the Company’s discretion facilitate or otherwise participate in the secondary transfer of any Class A Units. Prospective Investors are urged to consult their own legal advisors with respect to secondary trading of the Class A Units. (See “Risk Factors” and “Description of the Securities” below.)

CONFLICTS OF INTEREST	The Company is managed by Stock-Wars Management, LLC. Stock-Wars Management, LLC is owned and controlled by Sim-Plee, LLC which is controlled by Ted Price. Investors will have very little say in the management of the Company. (See “Conflicts of Interest Risks” below.)
COMPANY EXPENSES	Except as otherwise provided herein, the Company shall bear all direct costs and expenses associated with the Offering and the operation of the Company, including, but not limited to, the annual tax preparation of the Company's tax returns, any state and federal income tax due, accounting fees, filing fees, independent audit reports, costs and expenses associated with the development and operation of Stock-Wars. Any costs and expenses of the Offering paid by the Manager or Affiliates, will be reimbursable from the proceeds of the Offering. Other indirect costs may be allocated between the Company, Manager, and or its Affiliates based on specific benefits derived.

TREASURY DEPARTMENT CIRCULAR 230 NOTICE. TO ENSURE COMPLIANCE WITH CIRCULAR 230, INVESTORS ARE HEREBY NOTIFIED THAT: (I) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERENCED TO IN THIS CIRCULAR IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY INVESTORS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THEM UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR THE CODE; (II) ANY SUCH DISCUSSION IS MADE IN CONNECTION WITH THE PROMOTION AND MARKETING BY THE ISSUER OF THE TRANSACTIONS OR MATTERS ADDRESSED IN THIS CIRCULAR; AND (III) INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISER.

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THIS CIRCULAR HAS BEEN PREPARED FROM DATA SUPPLIED BY SOURCES DEEMED RELIABLE BY THE COMPANY AND DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF ANY MATERIAL FACT. IT CONTAINS A SUMMARY OF MATERIAL PROVISIONS OF DOCUMENTS REFERRED TO HEREIN. STATEMENTS MADE WITH RESPECT TO THE PROVISIONS OF SUCH DOCUMENTS ARE NOT COMPLETE AND REFERENCE IS MADE TO THE ACTUAL DOCUMENTS FOR COMPLETE REVIEW. THIS CIRCULAR IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH DOCUMENTS AS THEY MAY BE AMENDED, AND ALL DOCUMENTS RELATED THERETO, COPIES OF WHICH WILL BE MADE AVAILABLE UPON REQUEST AND SHOULD BE THOROUGHLY REVIEWED PRIOR TO PURCHASING A BOND.

FLORIDA RESIDENTS: INVESTORS WHO RESIDE IN FLORIDA ARE PROVIDED A THREE (3) DAY RIGHT OF RESCISSION OF ANY INVESTMENT TENDERED TO THE FUND AND CALCULATED FROM THE DATE OF THE SUBSCRIPTION.

NASAA LEGEND

BY ACCEPTANCE OF THIS CIRCULAR, PROSPECTIVE INVESTORS RECOGNIZE AND ACCEPT THE NEED TO CONDUCT THEIR OWN THOROUGH INVESTIGATION AND DUE DILIGENCE BEFORE CONSIDERING A PURCHASE OF THE BONDS. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER FEDERAL AND STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

NOTICE TO NON-UNITED STATES RESIDENTS

IT IS THE RESPONSIBILITY OF ANY ENTITIES WISHING TO PURCHASE THE BONDS TO SATISFY THEMSELVES AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

BY ACCEPTANCE OF THIS CIRCULAR, INVESTORS RECOGNIZE AND ACCEPT THE NEED TO CONDUCT THEIR OWN THOROUGH INVESTIGATION AND DUE DILIGENCE BEFORE CONSIDERING A PURCHASE OF THE BONDS. THE CONTENTS OF THIS CIRCULAR SHOULD NOT BE CONSIDERED TO BE INVESTMENT, TAX, OR LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH THEIR OWN COUNSEL AND ADVISORS AS TO ALL MATTERS CONCERNING AN INVESTMENT IN THIS OFFERING.

PATRIOT ACT RIDER

THE INVESTOR HEREBY REPRESENTS AND WARRANTS THAT THE INVESTOR IS NOT, NOR IS IT ACTING AS AN AGENT, REPRESENTATIVE, INTERMEDIARY OR NOMINEE FOR, A PERSON IDENTIFIED ON THE LIST OF BLOCKED PERSONS MAINTAINED BY THE OFFICE OF FOREIGN ASSETS CONTROL, U.S. DEPARTMENT OF TREASURY. IN ADDITION, THE INVESTOR HAS COMPLIED WITH ALL APPLICABLE U.S. LAWS, REGULATIONS, DIRECTIVES, AND EXECUTIVE ORDERS RELATING TO ANTI-MONEY LAUNDERING, INCLUDING BUT NOT LIMITED TO THE FOLLOWING LAWS:

(1) THE UNITING AND STRENGTHENING AMERICA BY PROVIDING APPROPRIATE TOOLS REQUIRED TO INTERCEPT AND OBSTRUCT TERRORISM ACT OF 2001, PUBLIC LAW 107-56, AND (2) EXECUTIVE ORDER 13224 (BLOCKING PROPERTY AND PROHIBITING TRANSACTIONS WITH PERSONS WHO COMMIT, THREATEN TO COMMIT, OR SUPPORT TERRORISM) OF SEPTEMBER 11, 2001.

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THE MANAGEMENT OF THE COMPANY HAS PROVIDED ALL OF THE INFORMATION STATED HEREIN.

THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE COMPLETENESS OF THIS INFORMATION OR, IN THE CASE OF PROJECTIONS, ESTIMATES, FUTURE PLANS, OR FORWARD LOOKING ASSUMPTIONS OR STATEMENTS, AS TO THEIR ATTAINABILITY OR THE ACCURACY AND COMPLETENESS OF THE ASSUMPTIONS FROM WHICH THEY ARE DERIVED, AND IT IS EXPECTED THAT EACH PROSPECTIVE INVESTOR WILL PURSUE HIS, HER, OR ITS OWN INDEPENDENT INVESTIGATION.

IT MUST BE RECOGNIZED THAT ESTIMATES OF THE COMPANY’S PERFORMANCE ARE NECESSARILY SUBJECT TO A HIGH DEGREE OF UNCERTAINTY AND MAY VARY MATERIALLY FROM ACTUAL RESULTS.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Class A Units are being offered and sold only to “Qualified Purchasers” (as defined in Regulation A under the Act). As a Tier II Offering pursuant to Regulation A under the Act, this Offering is exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Class A Units offered hereby are offered and sold only to Qualified Purchasers or at a time when the Class A Units are listed on a national securities exchange, if at all.

Qualified purchasers include: (i) “Accredited Investors” under Rule 501(a) of Regulation D; and (ii) all other non-Accredited Investors so long as their investment in the Class A Units does not represent more than ten percent (10.00%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (excluding the value of the Investor’s primary residence and any loans secured by the residence (up to the value of the residence)), or ten percent (10.00% ) of the greater of annual revenue, alone or together with a spouse or spousal equivalent, or net assets at fiscal year-end (for non-natural persons).

The Class A Units are offered hereby and sold to Investors that are within both categories (i.e., Accredited Investors and non-Accredited Investors whose investment in the Class A Units does not represent more than ten percent (10.00%) of the applicable amount). Accordingly, the Company reserves the right to reject any Investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion that such Investor is not a Qualified Purchaser for purposes of Regulation A.

For purposes of determining whether a potential Investor is a Qualified Purchaser (who is not an Accredited Investor), annual income and net worth should be calculated as provided in the Accredited Investor definition under Rule 501 of Regulation D.

FORWARD LOOKING STATEMENTS

Investors should not rely on forward-looking statements because they are inherently uncertain. Investors should not rely on forward-looking statements in this Offering Circular. This Offering Circular contains forward-looking statements that involve risks and uncertainties. The use of words such as “anticipated,” “projected”, “forecasted”, “estimated”, “prospective”, “believes”, “expects,” “plans”, “future”, “intends”, “should”, “can”, “could”, “might”, “potential”, “continue”, “may”, “will”, and similar expressions identify these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which may apply only as of the date of this Offering Circular, and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

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An investment in the Class A Units is suitable only for Investors who have the knowledge and experience to independently evaluate Stock-Wars LLC, its business, and prospects. This Circular contains limited information on the Company. While the Company believes the information contained in the Circular is accurate, such documents are not meant to contain an exhaustive discussion regarding the Company. The Company cannot guarantee a prospective Investor that the abbreviated nature of the Circular will not omit to state a material fact, which a prospective Investor may believe to be an important factor in determining if an investment in the Class A Units is appropriate. As a result, prospective Investors are required to undertake their own due diligence of the Company, its current and proposed business and operations, the management, and financial condition to verify the accuracy and completeness of the information provided in this Circular.

EACH PROSPECTIVE INVESTOR WILL BE GIVEN AN OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, MANAGEMENT OF THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION TO THE EXTENT THE COMPANY POSSESSES SUCH INFORMATION, OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORTS OR EXPENSE, AS NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR.

Any such inquiries or requests for additional information or documents should be made in writing to us, addressed as follows: Attn: Investor Relations, Stock-Wars, LLC, 11318 Davenport Street Omaha, Nebraska, 68154.

RISK FACTORS

Any investment in the Class A Units involves a significant degree of risk and is suitable only for Investors who have no need for liquidity in this investment. When analyzing this Offering, prospective Investors should carefully consider each of the following risks.

Unforeseen Changes

While the Company has enumerated certain material risk factors herein, it is impossible to know all risks which may arise in the future. In particular, Investors may be negatively affected by changes in any of the following: (i) laws, rules, and regulations; (ii) regional, national, global economic factors, and/or business trends; (iii) the capacity, circumstances, and relationships of partners of the Company, the Manager and their Affiliates; or (iv) the presence, availability, or discontinuation of business and/or tax incentives.

The Company continuously encounters changes in its operating environment, and the Company may have fewer resources than some of its competitors to continue to adjust to those changes. The operating environment of the Company is undergoing rapid changes, with frequent introductions of laws, regulations, competitors, market approaches, and economic impacts. Future success will depend, in part, upon the ability of the Company to address the needs of its Investors, sponsors, and clients by adapting to those changes and providing products and services that will satisfy the demands of their respective businesses and projects. Many of the competitors have substantially greater resources to adapt to those changes. The Company may not be able to effectively react to all of the changes in its operating environment or be successful in adapting its products, services, and approach.

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INVESTMENT RISKS

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Company and do not reflect the value of the assets that have been or will be acquired by the Company.

The Offering price per Class A Unit and the Minimum Investment Amount have been arbitrarily determined by the Company and do not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. The Manager may (in its sole and absolute discretion) accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Company could have a higher or lower value than the Offering price, which may result in the valuation of the Company being lower or higher than the Offering price.

Investment in the Class A Units is speculative, and each Investor assumes the risk of losing his, her, or its entire investment.

Investment in these Class A Units is speculative, and by investing, each Investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Offering Circular and will be solely dependent upon the efforts of the Manager to develop and manage the Project, all of which are subject to the risks described herein. Accordingly, only Investors who are able to bear the loss of their entire investment and who otherwise meet the Investor Suitability Standards should consider purchasing these Class A Units.

The Company’s ability to commence operations is dependent on its ability to raise funds.

In order to execute its planned development operations, the Company will require capital for the development expenses of the Project. The Company’s ability to commence operations is largely dependent upon its ability to raise funds through this Offering and thereby developing the Project. Investors should be aware that there is no assurance that the Company will obtain capital investments necessary to commence operations and become profitable.

There is limited governmental review.

This Offering has been qualified by the U.S. Securities and Exchange Commission. This Offering will be exempted by state securities laws and regulators. Therefore, the Offering is largely subject to limited governmental review.

There is limited transferability of Class A Units and no public market for the Class A Units.

Although the Company may attempt to redeem Class A Units when possible, in the Manager’s sole and absolute discretion, there is no assurance that the Company will be able to redeem your Class A Units. There is no public market for the Class A Units, and none is expected to develop in the future. Even if a potential buyer could be found, the transferability of these Class A Units may be limited. Any sale or transfer of these Class A Units also requires compliance with terms in the Operating Agreement which includes the prior written consent of the Manager. Investors must be capable of bearing the economic risks of this investment with the understanding that these Class A Units may not be liquidated by resale or redemption and should expect to hold their Class A Units as a long-term investment.

There is no guarantee of reaching the Minimum Offering Amount or the Maximum Offering Amount.

Initial investment funds will be placed in an escrow account while the Company raises the Minimum Offering Amount. The escrow period could last as long as 12 months and could be extended by the Company. Investors will not be able to revoke their investment while their investment funds are in escrow. Investors should be prepared for a lack of liquidity during the escrow period. There is no assurance that the Company will obtain capital investments equal to the Minimum Offering Amount or the Maximum Offering Amount.

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Investors are not independently represented by the Company’s attorneys and should seek their own independent counsel.

The Investors in the Company have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its Manager and Affiliates. (See “Conflicts of Interest” below.)

No assurance can be provided that the Maximum Offering Amount will provide adequate working capital and/or will absolve the need for additional financing.

In the opinion of the Company, if the maximum number of Class A Units being offered is sold, the Company may have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Class A Units is sold that the Company would not be required to seek alternative or additional sources of financing. The Company is not restricted in the application of the funds as provided within this Offering Circular under the caption “Use of Proceeds” below.

Terms of the Class A Units may not be favorable to prospective Investors.

The Company has set the terms of the Class A Units in a manner which is favorable to the Company and has not tried to consider the favorability or suitability of such terms for any prospective Investors.

CONFLICT OF INTEREST RISKS

There is reliance on key personnel to make all decisions with respect to the management of the Company, therefore, Investors will have very limited choice in the management decisions.

The Manager will make virtually all decisions with respect to the management and day-to-day operations of the Company including, without limitation, the development of the Project and the terms of any transaction. The Manager is Stock-Wars Management LLC who is managed and controlled by Sim-Plee LLC. The Investors will have very limited voice in the management decisions of the Company and can exercise only a limited (if any) amount of control over the Company. The Company gives no assurance that the Company will operate at a profit or positive cash flow. The Company is dependent to a substantial degree on the continued services of the principals of the Manager. In the event of the death, incapacity or other termination of the principals of the Manager, the business and operations of the Company may be adversely affected. Furthermore, all transactions related to the development of the Project will be undertaken by the Company without the Investors having any ability to directly affect such transactions.

The key personnel are not required to devote full-time to the business of the Company.

Employees of the Company and the Manager are not required to devote their respective individual capacities full-time to the Company's affairs, but only such time as the affairs of the Company may reasonably require.

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There is no restriction preventing the Company or its Manager and their Affiliates from competing with one another by investing or sponsoring investments similar to those of the Company.

Though they currently have no intention to do so, there is no restriction preventing the Company or any of its Affiliates, principals, or management from competing with one another by investing in or sponsoring the formation of other enterprises similar to the Company. The Manager may make decisions for the Company that may at times favor persons other than the Company. Unless otherwise mandatorily required to the contrary by applicable law, the Company and its Affiliates, and other principals and management are limited from any liability for investment opportunities given to other persons, including (without limitation) Affiliates.

The Company and the Manager are all controlled by Ted Price.

None of the agreements and arrangements between the Affiliates resulted from arm’s length negotiations. See “Compensation of the Manager” below. The Manager has complete discretion on ability, timing and amount of Distributions. There is no assurance that the Company will pay or be able to pay Distributions. The Manager is charged with preparing the Company’s financial reports and will have control over business operations including accounting considerations. Business and accounting operations and determinations could impact the fees that Manager is paid pursuant to the Operating Agreement.

GENERAL BUSINESS RISKS

The Company depends on highly skilled personnel, and if the Company is unable to hire, integrate and retain its personnel, it may not be able to execute its business plan or address competitive challenges.

The Company’s future success will depend upon its ability to attract, hire, integrate and retain highly skilled personnel, including senior management, engineers, designers, and customer support. Competition for highly skilled personnel is intense. The Company will compete with many other companies for engineers, designers with meaningful and relevant experience in designing, developing and managing software, as well as for skilled marketing, operations and customer support professionals, and it may not be successful in attracting and retaining the professionals it needs.

The Company may need to invest significant amounts of cash to attract and retain new and highly skilled employees and may never realize returns on these investments. If the Company is not able to effectively hire, train and retain employees, its ability to achieve its strategic objectives will be adversely impacted and its business, financial condition and results of operations will be harmed.

The Company’s future performance depends on the continued services and contributions of its Chief Executive Officer, Ted Price, who is critical to the development of the Company’s business and growth strategy, the failure to properly develop or manage succession plans or develop leadership talent or the loss of services of key employees could significantly delay or prevent the achievement of the Company’s strategic objectives. From time to time, there may be changes in the Company’s senior management team resulting from the hiring or departure of executives, which could disrupt the Company’s business.

The loss of one or more of the Company’s key employees (including any limitation on the performance of their duties or short term or long term absences as a result of illness) could adversely affect the Company’s business, financial condition and results of operations.

The Company has hired Randall J. Thompson as its Chief Operating Officer. In 2014, Mr. Thompson was convicted for failing to pay over to the IRS the federal income taxes which had been withheld from the employees’ paychecks at his company, American Medical Files, Inc. Mr. Thompson  served six months imprisonment and mandated to pay restitution. The Company will utilize Mr. Price as CEO and Ms. Brooks, as CFO, to address financial matters for the Company and Mr. Thompson will address operational matters.

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Delays in the participation in the investment yield by Investors may occur.

There may be a delay between the time subscription funds are accepted from Investors and the time when such funds are deposited into the Company’s main operating account. Such delays may result from the Company having to verify an Investor’s suitability and admissibility as a member, and/or delays while the Company raises the Minimum Offering Amount. After the Minimum Offering Amount has been raised, any delays between the time subscription funds are accepted and the time when such funds are deposited into the Company shall not be longer than fifteen (15) days.

Management practices of the Company are not regulated by federal or state authorities.

The management of the Company is not regulated by the Securities and Exchange Commission or state regulatory authorities, except to the extent the Project itself is subject to certain legal standards involved in development and operation of the Project. While the Company will use its best efforts to comply with all laws, including federal, state and local laws and regulations, there is a possibility of governmental action to enforce any alleged violations of laws which may result in legal fees and damage awards that would adversely affect the Company and its ability to distribute income to Investors.

Investment in the Company involves certain tax and ERISA risks of which Investors should be aware.

An investment in the Company involves certain tax risks of general application to all Investors and certain other risks specifically applicable to Keogh accounts, Individual Retirement Accounts and other tax-exempt Investors (see “Federal Income Tax Considerations” and “ERISA Considerations” below).

Investors may not be able to liquidate their investment to take advantage of higher available returns.

The purchase of Class A Units is a relatively illiquid investment. Investors may wish to liquidate their investment to take advantage of higher available returns elsewhere but may be unable to do so due to restrictions on transfer and withdrawal.

The Company is a startup enterprise and has no operating history.

The Company was formed in July 2024. As a result, the Company has no operating history upon which an investor can evaluate the Company and its prospects. The Company’s lack of operating history makes predicting the Company’s future operating results difficult. The Company’s business must be considered in light of the risks, expenses and problems frequently encountered by companies in their early stages of development. There is risk that expenses and other problems may cause the Company to fail in its development of the application.

The Minimum Offering Amount will be sufficient for the Company to begin executing its business plan, but the Company may require additional capital to complete its business plan.

The Company requires only a Minimum Offering Amount of 800,000 Units or $8,000,000 before the acceptance of any subscriptions is accepted. The Company may use the proceeds from the issuance of the Minimum Offering Amount once the corresponding subscription agreements are accepted. If the Company raises only the Minimum Offering Amount, it may leave the Company with insufficient capital to fully implement its business plan, resulting delays or even a complete loss of the members' investment in the Company unless the Company is able to raise the additional capital from alternative sources. There is no assurance that alternative capital or financing would be available.

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Until the Company can develop and distribute and operate the application, the Company anticipates that it will suffers losses.

The Company expects to incur net losses for the foreseeable future. The Company’s ability to achieve profitability in the future will depend upon its ability to successfully develop the application and grow a sustainable customer base for the application. If the Company does eventually achieve profitability, the Company may not be able to sustain it.

Risks Associated with the Company’s Business

The growth of the Company’s business will depend on its ability to attract and retain users. The Company cannot assure that consumers will begin using the application and continue to use the application. If the Company cannot attract new users or retain its used, its revenue could decline and its business, financial condition and results of operations could be harmed.

The Company’ s ability to achieve growth in revenue in the future will depend, in large part, upon our ability to attract new users to our application and retain existing users of our application. Achieving growth in the Company’s users may require the Company to increasingly engage in sophisticated and costly sales and marketing and promotional efforts, which may not make sense in terms of return on investment. The Company may use a variety of free and paid marketing channels, in combination with compelling offers and exciting games to achieve its objectives. For paid marketing, the Company may leverage a broad array of advertising channels, including television, radio, social media influencers (brand ambassadors), social media platforms, such as Facebook, Instagram, Twitter and Snapchat, affiliates and paid and organic search, and other digital channels, such as mobile display.

The Company’s success will depend in part on its relationships with other third-party service providers.

The Company will rely upon third-party distribution platforms, including the Apple App Store and Google Play store, for distribution of its mobile applications. As such, the promotion, distribution and operation of its mobile application is subject to the respective distribution platforms’ standard terms and policies, which are very broad and subject to frequent changes and interpretation. If Apple or Google choose to de-list the Company’s mobile application due to their terms and policies, it could have a material negative impact on the Company’s business.

Further, the success of the Project depends in part on the Company’s relationships with other third-party service providers for content delivery and protection against cyberattacks. If those providers do not perform adequately or terminate their relationship with the Company, its users may experience issues or interruptions with their experiences.

The Company will also rely on other software and services supplied by third parties and its business may be adversely affected to the extent such software and services do not meet its expectations, contain errors or vulnerabilities, are compromised or experience outages.

Further, the Company may rely on third-party geolocation and identity verification systems to ensure it is in compliance with certain laws and regulations. There is no guarantee that the third-party geolocation and identity verification systems will perform adequately, or be effective, and any service disruption to those systems would prohibit the Company from operating its Project and would adversely affect its business.

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The Company will rely on a number of cloud service providers, infrastructure providers and data centers to deliver its solutions. Any disruption of service by these providers or at these facilities could harm our business, financial condition and results of operations.

The Company will rely on a number of cloud service providers and third-party data center facilities. The Company does not control the operation of these facilities. The Company may in the future experience failures at the third-party data centers where its platform is deployed. Data centers are vulnerable to damage or interruption from human error, cyber-crimes, computer viruses and other intentional bad acts, earthquakes, hurricanes, floods, fires, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. A prolonged service disruption affecting our data centers or cloud-based services for any of the foregoing reasons would negatively impact our ability to serve our customers and could damage our reputation with current and potential customers, expose us to liability, cause us to lose customers or otherwise harm our business. The We may also incur significant costs for using alternative providers or taking other actions in preparation for, or in response to, events that damage the third-party hosting services we use. Changes in law or regulations applicable to data centers in various jurisdictions could also cause a disruption in service. Similarly, if the Company is unable to utilize cloud services, it could experience delays or disruptions. The occurrence of any of these events or other unanticipated problems with these providers or at these facilities could result in loss of data (including personal information), lengthy interruptions in the availability of its solutions and harm to its reputation and brand.

The Company will rely on third-party payment processors to process deposits and withdrawals made by our users, and if the Company cannot manage its relationships with such third parties and other payment-related risks, its business, financial condition and results of operations could be adversely affected.

The Company will rely on a limited number of third-party payment processors to process deposits and withdrawals made by the Company’s users. The software and services provided by such third-party payment processors may not meet the Company’s expectations, contain errors or vulnerabilities, be compromised, or experience outages. Any of these risks could cause the Company to lose its ability to accept online payments or other payment transactions or make timely payments to the Company’s users, any of which could make our application less trustworthy and convenient and adversely affect the Company’s ability to attract and retain its users. Nearly all of payments from users will be made by credit card, debit card or through other third-party payment services, which subjects the Company to certain regulations and to the risk of fraud.

Upon commencement of operations, the Company will also be subject to a number of other laws and regulations relating to the payments the Company accepts from its users, including with respect to money laundering, money transfers, privacy and information security. If the Company fails to comply with applicable rules and regulations, it may be subject to civil or criminal penalties, fines and/or higher transaction fees and may lose its ability to accept online payments or other payment card transactions, which could make its Challenges less convenient and attractive to its users. If any of these events were to occur, our business, financial condition and results of operations could be adversely affected.

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The Company is exposed to risks, including security and regulatory risks, associated with credit card and debit card payment processing.

The Company will accept payments through credit and debit cards and are therefore subject to a number of risks related to credit and debit card payments, including:

•if the Company’s payment processing systems fail to work properly and, as a result, it does not automatically charge customers’ credit cards or accounts on a timely basis or at all, the Company could lose revenue;

•if the Company is unable to maintain its chargeback rate at acceptable levels, the Company’s credit card fees for chargeback transactions, or for other credit and debit card transactions, may increase or issuers may terminate their relationship with the Company;

•if the Company is unable to maintain Payment Card Industry Data Security Standard (“PCI-DSS”) compliance or other payment card network operating rules, it may breach its contractual obligations, be subject to fines, penalties, damages, higher transaction fees and civil liability, be prevented from processing or accepting payment cards or lose payment processing partners;

•The Company securely stores and relies on third-party payment service providers to securely store customer payment card information and maintain PCI-DSS compliance; and

•The Company relies on third-party payment service providers to process payments from its customers and its users, and the providers may face downtime and thus affect its cash flow and the Company’s customers’ cash flow.

The Company will rely on other data providers for real-time and accurate data for stock market activity, and if such third parties do not perform adequately or terminate their relationships with the Company, its costs may increase and its business, financial condition and results of operations could be adversely affected.

The Company will rely on data providers to obtain accurate information regarding stock market activity and will rely on this data to determine when and how Challenges are determined and settled.

If this information contains errors which may result in the Company incorrectly determining winners of its Challenges. If the Company cannot adequately resolve a data issue with a user or users, such user may have a negative experience with the Challenges, and the Company’s brand or reputation may be negatively affected and its users may be less inclined to continue or resume utilizing the Project or recommend the Project to other potential users. As such, a failure or significant interruption in the Company’s service may harm its reputation, business and operating results.

The Company’s information technology and other systems are subject to cyber security risk, including misappropriation of employee information, customer information or other breaches of information security.

The Company will rely on information technology and other systems, including our own systems and those of service providers and third parties, to manage its business and employee data and maintain and transmit customers’ personal and financial information, credit card data, and credit card funds transmissions.

The Company’s information and processes and those of its service providers and other third parties, are subject to the ever-changing threat of compromised security, in the form of a risk of potential breach, system failure, computer virus, or unauthorized or fraudulent use by customers, company employees, or employees of third-party vendors. The steps the Company takes to deter and mitigate the risks of breaches may not be successful, and any resulting compromise or loss of data or systems could adversely impact operations or regulatory compliance and could result in remedial expenses, fines, litigation, disclosures, and loss of reputation, potentially impacting its financial results.

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Further, as cyber-attacks continue to evolve, the Company may incur significant costs in its attempts to modify or enhance protective measures or investigate or remediate any vulnerability. Increased instances of cyber-attacks may also have a negative reputational impact on the Company and that may result in a loss of customer confidence and, as a result, may have a material adverse effect on its financial condition, results of operations, and cash flows. Any failure to prevent or mitigate security breaches or cyber risk could result in interruptions to the services the Company provides, degrade the user experience, and cause its users to lose confidence in its products. The unauthorized access, acquisition or disclosure of consumer information could compel the Company to comply with disparate breach notification laws and otherwise subject it to proceedings by governmental entities or others and substantial legal and financial liability. This could harm the Company’s business and reputation, disrupt its relationships with partners and diminish its competitive position.

The Company’s business will depend on the interoperability of our Platform across third-party platforms, operating systems, and applications, and on its ability to ensure its application operate effectively on those platforms. If the Company is not able to integrate its application with third-party platforms in a timely manner, its business may be harmed.

The success of the Company’s application will rely on its broad interoperability with a range of diverse devices, operating systems and third-party applications. Third-party platforms are constantly evolving, and the Company may not be able to modify its application to assure compatibility with that of other third parties following development changes within a timely manner. If the Company fails to effectively respond to changes or updates to third-party platforms that the Company relies upon, its business, financial condition, and results of operations could be harmed.

If Internet and other technology-based service providers experience service interruptions, the Company’s ability to conduct its business may be impaired and its business, financial condition and results of operations could be adversely affected.

The Company’s success depends upon the general public’s ability to continuously access the internet. A substantial portion of the Company’s business relies upon internet infrastructure provided by third parties, including internet service providers and other technology-based service providers. If internet service providers experience service interruptions, including because of cyber-attacks, or due to an event causing an unusually high volume of internet use (such as a pandemic or public health emergency), communications over the internet may be interrupted and impair the Company’s ability to conduct its business. Any difficulties these providers face, including the potential of certain network traffic receiving priority over other traffic (i.e., lack of net neutrality), may adversely affect the Company’s business. Any system failure as a result of reliance on third parties, such as network, software or hardware failure, including as a result of cyber-attacks, which causes a loss of the Company’s users’ property or personal information or a delay or interruption in its online services and products and e-commerce services, including its ability to handle existing or increased traffic, could result in a loss of anticipated revenue, interruptions to its application, cause it to incur significant legal, remediation and notification costs, degrade the customer experience and cause users to lose confidence in the application, any of which could have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

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Privacy regulations continue to evolve, and the Company will take steps to comply by implementing processes designed to safeguard the confidential and personal information of our business, employees and customers.

The Company’s application will require it to collect non-public personal, financial transaction, and or other information relating to its users. To the extent that the Company collects, controls, or processes such information, federal, state, and foreign privacy laws and regulations, including without limitation the California Consumer Privacy Act, the General Data Protection Regulation and the Personal Information Protection and Electronic Documents Act, requires the Company to make disclosures regarding its privacy and information sharing practices, safeguard and protect the privacy of such information, and, in some cases, provide users the opportunity to “opt out” of the use of their information for certain purposes, any of which could limit the Company’s ability to leverage existing and future databases of information which could have a material adverse effect on the Company’s financial condition, results of operations, and cash flows. Changes to consumer privacy laws may require the Company to change its business practices or expend significant amounts on compliance with such laws. The Company must comply with federal, state, and foreign requirements regarding notice and consent to obtain, use, share, transmit and store such information. To the extent that the Company fails to comply with applicable consumer protection and data privacy laws, it may become subject to actions by individuals or regulatory authorities, which may result in the payment of fines or the imposition of other monetary or non-monetary penalties.

The Company will rely heavily on the reliability, security and performance of our Platform. If our Platform contains serious errors or defects, or if the Company has difficulty maintaining the Platform, the Company may lose revenue and market acceptance.

The reliability and continuous availability of the software underlying the Company’s application is critical to its success. However, software technology is complex and often contains errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released. Any third-party software the Company incorporates into its application may have similar deficiencies. Despite internal testing, the Company’s application may contain serious errors or defects, security vulnerabilities or software bugs that it may be unable to successfully correct in a timely manner or at all, and any ensuing disruptions could result in lost revenue, significant expenditures of capital, a delay or loss in market acceptance and damage to its reputation and brand, any of which could have an adverse effect on its business, financial condition and results of operations.

The Company cannot assure you that our application will not contain defects. Any real or perceived errors, failures, vulnerabilities, or bugs in our application could result in negative publicity or lead to data security, access, retention or other performance issues, all of which could harm its business. The costs incurred in correcting such defects or errors may be substantial and could harm its business. Moreover, the harm to its reputation and legal liability related to such defects or errors may be substantial and could similarly harm its business.

The Company will rely on search engines, social networking sites and online streaming services to attract a meaningful portion of its customers, and if those search engines, social networking sites and online streaming services change their listings or policies regarding advertising, or increase their pricing or suffer problems, it may limit the Company’s ability to attract new users.

The Company’s users will locate our platform through internet search engines, such as Google, and advertisements on social networking sites and online streaming services, such as Instagram and YouTube as an alternative to typing the Company’s website address directly into a web browser navigation bar. Changes in these customer behaviors or practices may potentially result in reduced traffic to the Company’s website. Moreover, if the Company is listed less prominently or fails to appear in search results for any reason, visits to the Company’s website could decline significantly, and the Company may not be able to replace this traffic. Search engines revise their algorithms from time to time in an attempt to optimize their search results. If the search engines on which the Company relies for algorithmic listings modify their algorithms, the Company may appear less prominently or not at all in search results, which could result in reduced traffic to its website that it may not be able to replace.

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The Company may be unable to obtain, maintain and protect its intellectual property rights and proprietary information or prevent third-parties from making unauthorized use of the Company’s intellectual property. A failure to obtain, maintain, protect or enforce intellectual property and proprietary rights could impair the Company’s ability to protect its proprietary technology and its brand.

The Company plans to obtain, maintain, protect and enforce its intellectual property rights, including any proprietary technology, know-how and its brand. The steps it takes to obtain, maintain, protect and enforce such intellectual property rights may be inadequate. If the Company fails to protect its intellectual property rights adequately, the Company’s competitors could gain access to this proprietary technology and develop and commercialize substantially identical products, services or technologies. In addition, defending our intellectual property rights might entail significant expense. The Company cannot assure you that its technology, know-how or its brand will result in securing intellectual property protection. If the Company gets involved in intellectual property disputes, the Company may be subject to unplanned increases costs potentially significant liability.

The market in which the Company will participate is competitive, and if it does not compete effectively, its business, financial condition, and results of operations could be harmed.

The market in which the Company operates is highly competitive. Specifically, the Company will face competition as a result of:

•other companies’ internal development of alternative applications, including other gaming or stock-market based companies;

•payment terms offered by the Company’s competitors, some of whom may offer more favorable payment terms to users;

•mergers, acquisitions and other strategic relationships amongst the Company’s competitors which may allow them to provide more comprehensive applications or achieve greater economies of scale than the Company, and may introduce new competitors in its market;

The Company’s competitors may have greater name recognition, longer operating histories, more established customer relationships, larger marketing budgets and greater financial and operational resources than the Company has. The Company cannot assure you that it will not be forced to engage in price-cutting or revenue limiting initiatives, change payment terms or increase its advertising and other expenses to attract and retain customers in response to competitive pressures. For all of these reasons, the Company may not be able to compete successfully against future competitors, which could result in the failure of its application to achieve or maintain market acceptance, which would harm its business, financial condition, and results of operations.

DILUTION

There is no plan to dilute any Investor. The Company has not issued any convertible securities nor issued any securities to any third party prior to this Offering. The Manager has the authority to create and issue additional classes of securities including classes of Units or convertible securities. The Manager is the owner of 13,500,000 Class A Units which would represent 90% of the equity of the Company if the Offering is fully subscribed.

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PLAN OF DISTRIBUTION

Investor Suitability

The Units will not be sold to any person unless they are a “Qualified Purchaser”. A Qualified Purchaser includes: (1) an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”) and described below; or (2) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A. Such persons as stated in (2) above must conform with the “Limitations on Investment Amount” described below.

Accredited Investor

A prospective purchaser of the Units will qualify as an “Accredited Investor” if he, she, or the entity meets any one of the following criteria:

•	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of that person’s purchase, exceeds $1,000,000. For purposes of calculating net worth under this criterion:

(i)	The person’s primary residence shall not be included as an asset;

(ii)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(iii)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

•	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year.

•	Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”); any investment advisor registered pursuant to Section 203 of the Investment Advisers Act of 1940 (the “Investment Advisors Act”) or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Commission under Section 203(l) or (m) under the Investors Advisers Act; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”) or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company (SBIC) licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are Accredited Investors.

•	Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act.

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•	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

•	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 506(b)(2)(ii) of Regulation D adopted under the Securities Act.

•	Any entity in which all the equity owners are Accredited Investors.

•	Any entity, of a type not listed in the immediately preceding five criteria, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000 where “investments” for the purposes of this criterion is defined in Rule 2a51-1(b) under the Investment Company Act (17 CFR 270.2a51-1(b)).

•	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

•	Any natural person who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such act.

•	Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1):

(i)	With assets under management in excess of $5,000,000;

(ii)	That is not formed for the specific purpose of acquiring the securities offered; and

(iii)	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

•	Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements defined in the immediately preceding criterion and whose prospective investment in the issuer is directed by such family office pursuant to the “family office” sub-criterion (iii) above.

•	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution, the Commission will consider, among others, the following attributes:

(i)	The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii)	The examination or series of examinations is designed to reliably and validly demonstrate an individual's comprehension and sophistication in the areas of securities and investing;

(iii)	Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv)	An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable.

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Rule 251(d)(2)(C) “Limitations on Investment Amount”

No sale of securities may be made in this Tier 2 offering of Units that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an Accredited Investor as defined above or the aggregate purchase price to be paid by the purchaser for the Units (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser's:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§ 230.501)); or

(2) Revenue or net assets for such purchaser's most recently completed fiscal year end if a non-natural person.

Each person acquiring Units may be required to represent that he, she, or it is purchasing the Units for his, her, or its own account for investment purposes and not with a view to resell or distribute the securities.

Each prospective purchaser of Units may be required to furnish such information or certification as the Company may require to determine: (1) whether any person or entity purchasing Units is an Accredited Investor if such is claimed by the Investor; and/or (2) whether any person or entity purchasing the Units meets the Limitations on Investment Amount as defined at Rule 251(d)(2)(C) of Regulation A.

Broker-Dealer Compensation

The Offering will be made through general solicitation, direct solicitation, and marketing efforts whereby Investors will be directed to the Portal to invest. The Company has engaged Andes, an independent FINRA broker-dealer to administer the Unit sales. If Andes’ administrative efforts lead to sales of all $15,000,000.00 of the Units, the maximum commissions to be charged would be one percent (1%) or $150,000.00. Andes also can earn a six percent (6%) commission on amounts raised if Andes introduces an investor to the Company. Andes is not purchasing or selling any Units offered in this Offering. No commissions or any other remuneration for the Units sales will be provided to the Company, the Manager, any Principal, relying on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

In connection with the Offering, Andes has agreed to:

1.	Act as the Broker of Record for 1A (SEC), 5110 (FINRA) and Blue-Sky (States & Territories) filings
2.	provide introductions and coordination with engaging additional parties and service providers
3.	assist with use of an “Issuer Reg A Raise” website where potential and current investors begin the process of onboarding/investing by entering their interest, required personal information and review and sign all offering related documentation;
4.	performing AML/KYC on all investors;
5.	coordination with the Company’s Registered Transfer Agent;
6.	coordination with the Company’s escrow agent for funds raised;
7.	coordination with the Company’s legal partners; and
8.	providing other financial advisory services normal and customary for similar transactions and as may be mutually agreed upon by Andes and the Company; and
9.	“Payment Rails” for the use of providing investors with the ability to invest in the offering using credit cards and/or ACH.

Andes will keep all Investor information confidential and not disclose any Investor information to a third party unless required by regulatory agencies or as part of the services it provides.

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The Company has also agreed to pay to Andes for its out-of-pocket expenses it incurs in connection with the Offering. The Company will also pay Andes a $5000.00 non-refundable consulting fee in connection with the Offering. Neither the commissions nor the consulting fee will be payable until after FINRA issues a no objection letter in connection with this Offering. Finally, the Company will pay the FINRA Corporate Filing Fee which is estimated at $2750.00

If the Company does not meet its Minimum Offering Amount of $8,000,000.00, the Escrow Agent will return Investor funds after a period of 12 months from the date of this Offering, or upon the earlier termination of the Offering by the Company.

The Company will also publicly market the Offering using general solicitation through methods that include emails to potential Investors, the internet, social media, and any other means of widespread communication.

The Offering Circular will be furnished to prospective Investors via download 24 hours per day, seven (7) days per week on the Company’s website at www.stock-wars.com and via the EDGAR filing system.

USE OF PROCEEDS

The Company hereby reserves the right to change the anticipated or intended Use of Proceeds of this Offering as described in this Section and as described elsewhere within this Offering Circular.

The Company expects that the development, marketing, and distribution of the Stock-Wars Platform will require 12 months. The Company expects positive cashflow beginning in the second year of operations. The Company is seeking to raise $15,000,000.00 which will allow the development, marketing, and distribution of the Platform.

Total Amount Raised à	$8,000,000	$10,000,000	$12,000,000	$15,000,000.00

Development Related Expenses
Fees related to stock ticker connection	$600,000.00	$600,000.00	$600,000.00	$600,000.00
Equipment/Office Furniture	$500,000.00	$500,000.00	$500,000.00	$500,000.00
Software licenses related to database information/maintenance	$600,000.00	$600,000.00	$600,000.00	$600,000.00
Rent Overhead	$240,000.00	$240,000.00	$240,000.00	$240,000.00
Travel	$240,000.00	$240,000.00	$240,000.00	$240,000.00
Communications	$240,000.00	$240,000.00	$240,000.00	$240,000.00
Misc./Accrued Expenses	$360,000.00	$360,000.00	$360,000.00	$360,000.00
Total Development Related Expenses	$2,780,000.00	$2,780,000.00	$2,780,000.00	$2,780,000.00

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Development Costs/Overhead Costs
CEO	$480,000.00	$480,000.00	$480,000.00	$480,000.00
COO	$360,000.00	$360,000.00	$360,000.00	$360,000.00
CTO	$480,000.00	$480,000.00	$480,000.00	$480,000.00
Chief Architect	$300,000.00	$300,000.00	$300,000.00	$300,000.00
Database Engineer	$240,000.00	$240,000.00	$240,000.00	$240,000.00
Four Developers	$720,000.00	$720,000.00	$720,000.00	$720,000.00
CFO	$240,000.00	$240,000.00	$240,000.00	$240,000.00
Subtotal	$2,820,000.00	$2,820,000.00	$2,820,000.00	$2,820,000.00

Employee Benefits	$846,000.00	$846,000.00	$846,000.00	$846,000.00
Total Development Costs	$3,666,000.00	$3,666,000.00	$3,666,000.00	$3,666,000.00
Total Development Expenses/Costs	$6,446,000.00	$6,446,000.00	$6,446,000.00	$6,446,000.00

Working Capital (1)	$1,554,000	$3,554,000	$5,554,000	$8,554,000
Total	$8,000,000	$10,000,000	$12,000,000	$15,000,000

*All amounts in this table represent the first year of operations after the Offering.

(1)	Working Capital shall include, but is not limited to, investor relations and marketing services as well as the Company’s allocated contributions to overhead property costs.

The Company’s broker-dealer of record, Andes, will receive an administrative broker-dealer fee of 1.0% of the gross proceeds of the offering (the “Broker-Dealer Fee”). Andes will also be entitled to a six percent (6%) commission on all amounts raised as a result of introducing an Investor to the Company.

DESCRIPTION OF THE BUSINESS

Participation on gaming, fantasy sports, and the stock market are at their highest levels. Gallup reports that more than 60% of the adult American population participates in the stock market. According to Pew Research, 43% of the adult American population play games on an electronic device on a weekly basis. In a flourishing industry, 19% of adult Americans participate in fantasy sports. The Company plans to combine these growing interests in a skills-based real-money stock market game called Stock-Wars. Stock-Wars will be available online and through a mobile app.

The Company proposes to develop a simulated stock market experience in which the participants, which it calls Portfolio Managers or “PMs”, build portfolios of stocks with virtual funds called a War Chest and attempt to achieve returns greater than the other PM against whom they are competing. The Company intends to offer a diverse line of Portfolio Challenges that will mimic the fantasy games offered by online gaming entities such as Draft Kings and Fan Duel while providing a real time simulated stock trading experience. Anyone can participate from a novice to a seasoned investor.

The Stock-Wars experience is very different from the garden variety online stock picking challenges. The Portfolio Challenges are designed to create a thrilling competition much like a sporting event. The different Portfolio Challenges last for different periods of time, have different entry amounts (anywhere from $5 to $100), have unique rules, and offer significant cash returns to the winners. The Company believes there is no limit to the types of Portfolio Challenges that can be created. Portfolio Challenges can be designed as individual challenges, head-to-head challenges, and team challenges. Portfolio Challenges can involve promotional tie-ins, professional financial advisors, and celebrity PMs. Further, the Portfolio Challenges are expected to expand the Stock-Wars brand, market share, boost market penetration, and increase profitability. The Company believes there is an opportunity for substantial advertising revenue as well as potential for a massive customer affinity base.

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The Company has initially identified five Portfolio Challenge models that it believes will capture a PM’s competitive spirit and priced these Portfolio Challenges to make them financially feasible for everyone:

PORTFOLIO CHALLENGES

THREE DAY PORTFOLIO CHALLENGE (TDPC)

The “TDPC” is a locked down challenge wherein the PM will construct their portfolio and it cannot be liquidated until the close of trading on the third trading day. The TDPC has been specifically designed to appeal to those who do not have the ability to monitor the stock market through the day. Each portfolio will be charged a $10 (ten) Portfolio Challenge Fee (PCF).

Each PM will receive a $10,000,000 (Ten Million) of War Chest to invest in any stock that Stock-Wars offers on its platform. The PM will have the ability to initiate both long and short positions. On Day 1 of the challenge, the PM has until 10 AM Eastern Time, the cutoff time, to invest their War Chest in accordance with Stock-Wars’ investment rules for this challenge. In general, the Portfolio must contain a minimum of four (4) different stocks, with no individual stock comprising more than thirty three percent (33%) of the total portfolio. The PM will have the ability to create the portfolio up to seventy-two (72) hours prior to the cutoff time. The PM may change the stocks and the percentage mix of the portfolio at any time prior to the cutoff time. During the life of the challenge, Stock-Wars will automatically adjust a PM’s portfolio to reflect splits and reverse splits. Stock-Wars WILL NOT adjust for dividends. Long positions will be liquidated at the bid on the close of trading on the final (third) day, and short positions will be liquidated at the offer on the close of trading on the final (third) day.

Portfolio Challenge Pool               Minimum $10,000; Maximum – 60% of total portfolio challenge fees

Return on Investment (ROI) is calculated by dividing the portfolio profit or loss by ten million (10,000,000). The PM with the highest/best ROI will receive 80% of the Portfolio Challenge Pool. The Company will retain 20% of the Portfolio Challenge Pool. The Company will develop and distribute more detailed rules for Pool Distribution in connection with the Platform development.

DAY TRADER PORTFOLIO CHALLENGE (DTPC)

The “DTPC” is an ‘OPEN’ challenge wherein the PM is free to buy and sell stocks as often as the PM chooses. There is NO limit on the number of transactions that can be initiated. There are no guidelines on the portfolio mix. The PM is free to invest in as many or as few stocks as the PM believes will increase the portfolio’s ROI. The DTPC has been specifically designed to appeal to those who are interested in monitoring the stock market through the day. Each portfolio will be charged a $10 (ten) Portfolio Challenge Fee (PCF).

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Each PM will receive a $10,000,000 (Ten Million) of War Chest to invest in any stock that Stock-Wars offers on its platform. The PM will have the ability to initiate both long and short positions. Purchases will be executed at the offer and sales will be executed at the bid. During the life of the challenge, Stock-Wars will automatically adjust a PM’s portfolio to reflect splits and reverse splits. Stock-Wars WILL NOT adjust for dividends. Any/all long positions remaining in the portfolio at the end of the day will be liquidated at the bid on the close of trading, and any/all short positions remaining in the portfolio will be liquidated at the offer on the close of trading.

Portfolio Challenge Pool - Minimum $10,000; Maximum – 60% of total portfolio challenge fees

Return on Investment (ROI) is calculated by dividing the portfolio profit or loss by ten million (10,000000). The PM with the highest/best ROI will receive 80% of the Portfolio Challenge Pool. The Company will retain 20% of the Portfolio Challenge Pool. The Company will develop and distribute more detailed rules for Pool Distribution in connection with the Platform development.

‘BEAT THE PROS’ PORTFOLIO CHALLENGE (BTP)

The “BTP” is a locked down challenge wherein the PM will construct their portfolio and execute it on the first trading day of the week, and it cannot be liquidated until the close of trading on the last trading day of the week. This challenge has been specifically designed to appeal to those who do not have the ability to monitor the stock market through the day and/or believe that just given the chance and the financial wherewithal they could outperform a stock market “PRO”. Each portfolio will be charged a $20 (twenty) Portfolio Challenge Fee (PCF).

Each PM will receive a $20,000,000 (Twenty Million) War Chest to invest in any stock that Stock-Wars offers on its platform. The PM will have the ability to initiate both long and short positions. On Day 1 of the challenge, the PM has until 10 AM Eastern Time, the cutoff time, to invest their War-Chest in accordance with Stock-Wars’ investment rules for this challenge. In general, the Portfolio must contain a minimum of four (4) different stocks, with no individual stock comprising more than thirty three percent (33%) of the total portfolio. The PM will have the ability to create the portfolio up to seventy-two (72) hours prior to the cutoff time. The PM may change the stocks and the percentage mix of the portfolio at any time prior to the cutoff time. During the life of the challenge, Stock-Wars will automatically adjust a PM’s portfolio to reflect splits and reverse splits. Stock-Wars WILL NOT adjust for dividends. Long positions will be liquidated at the bid on the close of trading on the final trading day of the week, and short positions will be liquidated at the offer on the close of trading on the last trading day of the week.

Portfolio Challenge Pool               Minimum $20,000; Maximum – 60% of total portfolio challenge fees

Return on Investment (ROI) is calculated by dividing the portfolio profit or loss by twenty million (10,000000). The PM with the highest/best AND generates a higher/better ROI than the PRO will receive 80% of the Portfolio Challenge Pool. If no PM generates a higher/better ROI than the PRO, then the 80% of the Portfolio Challenge Pool will ‘Rollover’ to the next BTP Challenge. The Company will retain 20% of the Portfolio Challenge Pool. The Company will develop and distribute more detailed rules for Pool Distribution in connection with the Platform development.

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WINNER TAKE ALL (WTA) DAY TRADER PORTFOLIO CHALLENGE (WTADTPC)

The “WTADTPC” is an ‘OPEN’ challenge wherein the Portfolio Managers (PM) are free to buy and sell stocks as often as the PM chooses. Each portfolio will receive a Twenty-Five Million War Chest. There is NO limit on the number of transactions that can be initiated. There are no guidelines on the portfolio mix. The PM is free to invest in as many or as few stocks as the PM believes will increase the portfolio’s ROI. Each portfolio will be charged a $25 (twenty-five) Portfolio Challenge Fee (PCF).

Each PM will receive a $25,000,000 (Twenty-Five Million) War Chest to invest in any stock that Stock-Wars offers on its platform. The PM will have the ability to initiate both long and short positions. Purchases will be executed at the offer and sales will be executed at the bid. During the life of the challenge, Stock-Wars will automatically adjust a PM’s portfolio to reflect splits and reverse splits. Stock-Wars WILL NOT adjust for dividends. Any/all long positions remaining in the portfolio at the end of the day will be liquidated at the bid on the close of trading, and any/all short positions remaining in the portfolio will be liquidated at the offer on the close of trading.

Portfolio Challenge Pool - Minimum $10,000; Maximum – 60% of total portfolio challenge fees

Return on Investment (ROI) is calculated by dividing the portfolio profit or loss by twenty-five million (25,000000). The PM with the highest/best ROI will receive 100% of the Portfolio Challenge Pool in accordance with Stock-Wars’ “Rules for Pool Distribution”. In addition, the PMs with the next 50 highest/best ROI’s will be automatically enrolled in the next WTADTPC. The Company will retain 20% of the Portfolio Challenge Pool. The Company will develop and distribute more detailed rules for Pool Distribution in connection with the Platform development.

WINNER TAKE ALL (WTA) NASDAQ CHALLENGE (WTANC)

The “WTANC” is an ‘OPEN’ challenge wherein the PMs are free to buy and sell NASDAQ stocks as often as the PM chooses. Each portfolio will receive a Twenty-Five Million Dollars (25,000,000) War Chest. There is NO limit on the number of transactions that can be initiated. There are no guidelines on the portfolio mix other than they must be NASDAQ stocks as offered/defined by the Stock-Wars system. The PM is free to invest in as many or as few stocks as the PM believes will increase the portfolio’s ROI. Each portfolio will be charged a $25 (twenty-five) Portfolio Challenge Fee (PCF).

Each PM will receive a $25,000,000 (Twenty-Five Million) War Chest to invest in any stock that Stock-Wars offers on its platform. The PM will have the ability to initiate both long and short positions. Purchases will be executed at the offer and sales will be executed at the bid. During the life of the challenge, Stock-Wars will automatically adjust a PM’s portfolio to reflect splits and reverse splits. Stock-Wars WILL NOT adjust for dividends. Any/all long positions remaining in the portfolio at the end of the day will be liquidated at the bid on the close of trading, and any/all short positions remaining in the portfolio will be liquidated at the offer on the close of trading.

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Portfolio Challenge Pool               Minimum $10,000; Maximum – 60% of total portfolio challenge fees

Return on Investment (ROI) is calculated by dividing the portfolio profit or loss by twenty-five million (25,000000). The PM with the highest/best ROI will receive 100% of the Portfolio Challenge Pool in accordance with Stock-Wars’ “Rules for Pool Distribution”. In addition, the PMs with the next 50 highest/best ROI’s will be automatically enrolled in the next WTANC. The Company will retain 20% of the Portfolio Challenge Pool. The Company will develop and distribute more detailed rules for Pool Distribution in connection with the Platform development.

These Portfolio Challenges are models and examples for the Challenges the Company will offer. The Company reserves the right to adopt these Challenges as described, make adjustments, or not offer these Challenges as described.

Portfolio Challenges can be tailored for High Schools, Colleges, and Universities and the Company plans to create and offer Portfolio Challenges that aim to educate students and pair the Portfolio Challenge with an appropriate incentive for both the student and the school.

The Stock-Wars software development team will build an online platform and mobile app that will rival any online brokerage firm’s platform. Stock-Wars will offer real time trading and instant executions. The Portfolio Challenge rules will mimic all the relevant rules as set forth on the NYSE and NASDAQ exchanges.

FUTURE CHALLENGES

The above listed Portfolio Challenges are just the beginning. Stock-Wars intends to develop Option Trading Challenges, Open Trading Challenges that would include stocks, bonds, options, currencies, metals, and futures contracts. Challenges can be tailored for any age group, allowing Stock-Wars to provide a ‘beginners’ range of Portfolio Challenges to schools at no cost.

MARKETING

During its first full year of operations, one of Stock-Wars’ most important strategies will be gathering new users. The Company will focus on advertising in numerous channels. Direct response advertising will be the predominant method of attracting new clients. It is anticipated that the chief venues will include CNBC, Fox Business, Television Sports Programming on the networks and cable. In addition, sports radio in the larger markets will also be utilized.

The Company intends to use a combination of Direct Response Marketing and SEO (Search Engine Optimization) in an effort to cost effectively attract new participants.

Direct Response Marketing is the process of creating ads that evoke an immediate response from your audience. This strategy encourages your audience to take action. A typical Direct response ad will contain three components: 1) an offer, 2) information, and 3) a call to action. Ted Price has been involved in Direct Response Marketing for over 35 years and has the necessary expertise to create and launch a successful marketing campaign.

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In addition to the Company’s direct Response Marketing efforts, we will also employ Search Engine Optimization (SEO). SEO is a marketing strategy aimed at improving a website visibility on search engine results pages. The Company intends to employ a third party to assist in this effort. The Company also intends to focus on social media marketing on popular websites such as Reddit, Tik-Tok, and Facebook.

Stock-Wars’ ads will stress advanced technology, reasonable pricing, simplicity to operate, and a secure system of collections and remittances. In an effort to allow prospective clients to experience a Portfolio Challenge, a ‘Shadow’ portfolio will be available to potential and existing clients that will allow them to practice against those who are actually competing in a Portfolio Challenge.

DESCRIPTION OF PROPERTY

The Company does not own property but expects to lease appropriate office space.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

After the Company raises the Proceeds from this Offering, the Company intends on deploying those Proceeds in the manner as specified in the “Use of Proceeds” and “Description of the Business” sections. The Principals will endeavor to direct the Company to begin operations as soon as the Proceeds can be deployed in the marketplace.

Plan of Operations

In its first year of operation, Stock-Wars intends to focus on the development and launch phases of its planned mobile app and website. The Company’s initial task will be the building of a dedicated and experienced team of developers, designers, and project managers to execute a comprehensive set of specifications. Potential team members have already been identified who have decades of experience successfully developing, operating, and maintaining complex financial platforms.

The team will immediately initiate the design phase, creating wireframes and prototypes for both the mobile app and website. Our selection of technologies will be guided by prevailing, cutting edge industry standards with an eye toward best practices to ensure that we adopt solutions that are both current and widely recognized within the tech space. After six months, we anticipate the completion of our MVP (Minimum Viable Product) development allowing the team to conduct rigorous testing that will address any bugs or usability issues.

The remainder of the year will focus on refining the product based upon feedback from beta testers and early adopters. Developers will focus on integrating new features and ensuring a smooth user experience. Analytical tools will be utilized to monitor user behavior and engagement, allowing the development team to institute data-driven solutions to enhance performance. By the end of the year, the Company is confident it will achieve a stable launch with a solid user base and a clear roadmap for future updates and growth.

Roadmap for Technology Team deliverables

•	Create Roadmap for Technology Team deliverables

•	Determine architecture approach/stack - cloud, network, database

•	Create architecture blueprint and diagrams

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•	Finalize testing approach

•	Prepare Data Flow Diagrams

•	Create User Experience (UX) Design along with User Interface (UI) wire frames and prototype

•	Prepare Unified Modeling Language (UML) document to help software developers visualize and document the artifacts of the system

•	Finalize Minimum Viable Product (MVP)

•	Create a Proof of Concept (POC) to get feedback from stakeholders

•	Iterate from the feedback received from stakeholders

Management Control

The Manager of the Company is Stock-Wars Management LLC. The business and affairs of the Company shall be managed, operated, and controlled by or under the exclusive direction of the Manager. The Manager shall have full and complete power, authority and discretion for, on behalf of and in the name of the Company to take such actions as the Manager may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval, or knowledge of the Investors. The Manager has the authority to create and issue additional classes of securities including classes of Units or convertible securities. All decisions of the Company are made by the Manager. Further, the Manager controls the Company through equity ownership. The Manager is the owner of 13,500,000 Class A Units which would represent 90% of the equity of the Company if the Offering is fully subscribed.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Executive Officers of the Company

Name	Position	Age	Approximate Hours per week
Ted Price	CEO	78	Full Time
Randall J. Thompson	COO	75	Full Time
Kimberly L. Brooks	CFO	63	Full Time

*The Company was incorporated on August 8, 2024. All officers of the Company were appointed on November 7, 2024.

Business Experience of Management

Ted Price, CEO of Manager

Ted Price is the CEO of the Company, CEO of the Manager, and the Manager of Sim-Plee LLC. He has been involved in the Financial Services Industry for more than twenty-five years. Prior to his association with Stock-Wars, Mr. Price was the Founder and CEO of Allies LTD, a Financial Services firm located in Omaha, Nebraska. As President of RJT Securities, a global online discount brokerage firm, Mr. Price was responsible for all facets of the business, including personnel, marketing, operations and client management. He also served as the President of Price Bender and Associates, a financial planning firm that assisted clients with portfolio evaluation and stock selection. Mr. Price was the host of the ‘Asking Price’ radio show, advising callers and listeners regarding a wide range of financial issues. Mr. Price uses the name “Ted Price” as professional name. Mr. Price’s legal name is Theodore Pysh.

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Randall J. Thompson, Chief Operating Officer

Mr. Thompson graduated from Millikin University with a BS in accounting. After brief stints in both public (Ernst & Ernst) and private accounting (Archer Daniels Midland), he became a cash grain merchandiser in ADM's Soybean Processing Division, and eventually managed all west coast sales efforts. In 1974, Mr. Thompson became the President of Lincoln Grain's Country Elevator Division responsible for all facets of the operation. In 1977, he joined the retail brokerage industry and was a consistent top performer at both Lincoln Commodities, Inc. and Dean Witter & Co.

In 1991, as CEO of AccuTrade Inc., the forerunner of AmeriTrade, he directed one of the largest direct response advertising campaigns ever mounted within the securities brokerage industry. In his two-plus years as its senior executive, AccuTrade significantly increased its customer base, daily volume, gross revenues, safekeeping balances, and net income. In 1994, Mr. Thompson joined Fahnestock Viner Holdings, Inc. (currently Fahnestock Oppenheimer) as the President and CEO of its newly formed deep-discount brokerage arm, Freedom Investments, Inc., a New York Stock Exchange member firm.

In 1998, Mr. Thompson formed R. J. Thompson Securities, Inc. ("RJT"), an on-line deep discount brokerage firm. In June of 1999, after the conclusion of a successful private placement of securities of RJT, RJT acquired InfoComp International, Inc., a software development firm that owned several automated brokerage applications. In November 2001, RJT was acquired by TD Waterhouse, a wholly owned subsidiary of Toronto Dominion Bank.

Kimberly L. Brooks, CFO

Ms. Brooks holds a BA degree in Business Administration from California State University, Fullerton. She acquired her CPA certification in 1994. In that time, Ms. Brooks was employed by several large CPA firms administering audit representation and corporate and commercial tax matters. AS a CPA, Ms. Brooks entered private practice in 1997 providing services for individuals and businesses in several states.

The Company is in current negotiations and expects to hire a CTO, a Chief Software Architect, a Database Engineer, and four software developers. The Company is currently in negotiations to hire a Chief Technology Officer with the following areas of expertise:

•	Oversees all aspects of technology within an organization
•	Establishes the various roles within the IT department
•	Creates policies around technology infrastructure
•	Researches and develops important technology to implement in the organization
•	Continuously educate themselves on technology topics
•	Analyzes data to facilitate operations
•	Keeps up to date with the latest technology trends
•	Ensures data privacy safety
•	Communicate technology strategies internally and externally
•	Monitor budgets

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LEGAL PROCEEDINGS

The Company is not a party to any legal proceedings that, individually or in the aggregate, could have a material adverse effect on the Company's business, financial condition or operating results.

No Bankruptcy, Investigations, or Criminal Proceedings

In the last five years, the Company, the Manager, nor any of the Affiliates and Principals have been part of any bankruptcy proceedings, proceedings whereby there was a material evaluation of the integrity or ability of the Principals, investigations regarding moral turpitude, or criminal proceedings or convictions (excluding traffic violations).

COMPENSATION OF OFFICERS, MANAGER AND EXECUTIVE PRINCIPALS

The Company will not pay any fees to the Manager. However, Ted Price, the CEO of the Manager will serve the Company as an officer and will receive a compensation from the Company. The other officers of the Company will receive compensation from the Company.

As provided in the Use of Proceeds above, upon meeting the Minimum Offering Amount, the Company proposes to pay the current CEO, COO, and CFO annual compensation as well as any customary benefits. Further other officers will be hired and paid compensation up to the amount budgeted and described in the Use of Proceeds.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
Class A Units	Stock-Wars Management LLC	13,500,000	N/A	Pre-Offering: 100% Post-Offering: 90%*

*In a fully subscribed Offering.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

There are no currently proposed transactions during the Company’s last two completed fiscal years and the current fiscal year, to which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 and one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of the following persons had or is to have a direct or indirect material interest: (1) Any director or executive officer of the Company; (2) Any nominee for election as a director of the Company; (3) any securityholder who beneficially owns more than 10% of any class of the Company voting securities; (4) any promoter of the Company; or (5) Any immediate family member of the above persons. An “immediate family member” of a person means such person’s child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in- law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing such person’s household.

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SECURITIES BEING OFFERED

DESCRIPTION OF THE CLASS A UNITS

Please note that the following is a summary of the rights granted to an Investor and is not exhaustive. For a complete description of all rights associated with Company Membership, please see Exhibit 2 “Operating Agreement”.

The business and affairs of the Company shall be managed, operated, and controlled by or under the exclusive direction of the Manager. The Manager shall have full and complete power, authority and discretion for, on behalf of and in the name of the Company to take such actions as the Manager may deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, without the consent, approval, or knowledge of the Investors. All decisions of the Company are made by the Manager.

For purposes of this Section, all defined terms (as indicated by capital letters) shall have the same meaning as set forth in the Operating Agreement (Exhibit 2).

Distribution rights

Distributions of Distributable Cash from cash flows, if any, shall be determined and issued in Manager’s sole and unreviewable discretion. The Company shall strive to make distributions on a quarterly basis after the Manager has determined the Company has Distributable Cash. All distributions of Distributable Cash shall be distributed as follows to the Members in their Percentage Interests.

“Distributable Cash” means, for each for each Fiscal Year, the GAAP Profits from Company operations less (only to the extent not yet included in the adjustments made to determine to GAAP Profits for such Fiscal Year) the following to the extent paid, accrued or set aside by the Company: (a) all principal payments on indebtedness of the Company and all other sums paid by the Company to lenders; (b) all capital expenditures of the Company’s business, including but not limited to, any purchase commitments and commitments for any Financing Receivable; (c) such Reserves as the Manager deems reasonably necessary to the proper operation of the Company’s business; (d) Cash Available for Redemption; and, (e) cash reserves set aside for all Mandatory Distributions owed to Members pursuant to Section 11.9.

Voting rights

For all matters regarding voting throughout the Agreement, if the provision requires a vote of a class of Members, the Percentage Interest shall be calculated by using the total number of Membership Interests owned by all Members in that Class (whose votes on a certain matter align) divided by the total number of outstanding Membership Interests of that Class.

(A) Except as may otherwise be provided in this Agreement, the Act, or the Articles of Organization, each of the Class A Members shall have one vote per Class A Unit owned by that Class A Member to vote on any matters other than matters that cannot be waived under the Act. Notwithstanding anything contained herein, the Members shall not participate in the day-to-day management of the business of the Company. Every and any Class A Member shall be entitled to vote on any matter permitted in this Agreement, the Act, or the Articles of Organization even if the vote involved a conflict of interest.

(B) Class A Members will be entitled to vote on matters stated in Section 4.6(C).

(C) The Affirmative vote of 60% of all Class A Members shall be required to:

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(i) approve a sale of one or more Company assets whose value represents over 20% of the total assets of the Company in a single transaction or a series of transactions;

(ii) amend the Articles of Organization or make substantive or material amendments to this Agreement; and

(iii) remove or replace the Manager.

(D) Without limiting the preceding provisions, no Person shall be entitled to exercise any voting rights as a Member until such Person (i) has been admitted as a Member, and (ii) has paid the Capital Contribution required hereunder.

Liquidation Rights

Upon liquidation of the Company, distributions shall be remitted to the Members to the extent and in proportion with their aggregate Capital Contributions until the aggregate amount distributed to such Members in accordance with the Operating Agreement is sufficient to provide for a return of such Members’ Capital Contributions by the Company. After all Capital Contributions have been returned to the Class A Members, any remaining funds shall be distributed as set forth in the Operating Agreement at Section 11.1.

Preemptive rights

There are no preemptive rights for Class A Members.

Withdrawal

No Class A Member may have the right to voluntarily or involuntarily withdraw, resign, or otherwise disassociate or receive a return of its Capital Contribution from the Company applicable to said Class A Member except on the prior written consent of the Manager, which may be withheld, conditioned or delayed in Manger’s sole discretion. Any withdrawal for which no consent has been given shall be null, void and of no effect whatsoever.

Redemptions.

There are no redemption rights for Class A Members. The Company has redemption rights as follows:

The Company may purchase any or all of a Members (or Unitholder in the event of a transfer) then-owned Class A Units at the sole discretion of the Manager (“Redemption Option”). The Company may exercise the Redemption Option at any time. To exercise the Redemption Option, the Company must notify (the “Redemption Option Notice”) the Class A Member of their intent to exercise the Redemption Option no less than 15 calendar days before the Company will purchase the Class A Units. The Redemption Option Notice will identify the number of Class A Units the Company is purchasing from the Class A Member(s), the purchase price for each of the Class A Units (including total purchase price), and the date on which the purchase will be executed. The Redemption Option will be deemed exercised as of the date such Redemption Option Notice is sent out to the Class A Member.

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To the extent there is sufficient and available cash available for redemption, the redemption price shall be calculated based on the time from the Unit Issue Date the Redemption Option is exercised. The redemption price shall be as follows:

(1) If the Redemption Option is exercised by the Company between one (1) and two (2) calendar years from the Unit Issue Date, then the Redemption Price shall be 107% of the total Unreturned Capital Contributions for the Member.

(2) If the Redemption Option is exercised by the Company between two (2) and three (3) calendar years from the Unit Issue Date, then the Redemption Price shall be 108% of the total Unreturned Capital Contributions for the Member.

(3) If the Redemption Option is exercised by the Company after three (3) calendar years from the Unit Issue Date, then the Redemption Price shall be 110% of the total Unreturned Capital Contributions for the Member.

(4) If the Unreturned Capital Contribution balance for a Member is at zero dollars ($0.00), the Redemption Price shall be zero dollars ($0.00) and the Member will only be entitled to any unpaid Distributions owed, if any, to the Member at the time the Units are redeemed.

The Redeeming Company shall be entitled to any distribution payable to such Class A Member from the Redemption Option Notice through the closing date of the redemption.

The Manager has sole and absolute discretion as to:

(A) whether to exercise a Redemption Option, in part or in full;

(B) the amount of cash available for redemption;

(C) the timing of the payment to a redeemed Member;

(D) whether to allocate the cash available for redemption amongst one or more Members and/or Units.

The Company’s failure to pay the Redemption Price to the Redeemed Member in a timely manner will not give rise to default under the terms of this Agreement. In such a case, the Redemption Option for the un-redeemed Units will be deemed to have been revoked by the Manager as of the date the Redemption Option Notice was received. In such a case, the Members unpaid but owed distributions, if any, will be owed to Member, however Manager has sole and absolute discretion on the timing and amount of payment of those owed but unpaid distributions. The Manager shall not be liable to any Member for any actions related to Redemptions.

Liability to Further Contributions or to Assessment by the Issuer

No Member shall be obligated to contribute additional capital to the Company in addition to the initial Capital Contribution. No Member shall be permitted or authorized to make any additional Capital Contribution without the prior approval or at the request of the Manager. Additional Capital Contributions may be necessary to accomplish the purposes and objectives of the Company. The Class A Members acknowledge that their Membership Interests may change (including being diluted) from time to time as a result of adding new Members to obtain additional Capital Contributions or from the voluntary funding of a Member(s)’s additional Capital Contributions. With respect to any additional Capital Contribution, the price per Membership Interest shall be the price of the relevant class of Membership Interests at the time the additional Capital Contribution is approved by the Manager, as set by the Manager from time to time.

Such Member or Members making additional Capital Contributions shall receive a Capital Account credit for each such additional Capital Contribution at the time and in the amount that such Capital Contribution is received by the Company and the related Percentage Interests shall be adjusted accordingly in the records of the Company. This will be the first day of the succeeding month from when the day the Member notified the Manager of Member’s decision to convert their Distribution.

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In the event the Member has an obligation under this Agreement or another instrument to make an additional capital contribution, the terms of that agreement will bind the Company and the Member, including any agreements as to the Price per Unit.

Transfer of Interests; Admission of Investors

The transfer of Class A Units by a holder is limited.

No Person shall be admitted as a Member of the Company by assignment or sale of a Class A Member’s Interest unless the Manager shall have approved the admission of such Person as a new Member in writing; such approval may be withheld, conditioned or delayed in Manager’s sole and absolute discretion. Any such transfer without the prior written approval by the Manager will be void ab initio. At a minimum, such purchaser or assignee must execute the Operating Agreement prior to being admitted as a Member.

No Person shall be admitted to the Company as a new Member contributing new capital without the approval of the Manager. Manager approval shall be presumed if the new Member is admitted through a securities offering, and the Member and Manager follow the securities offering’s subscription procedures.

Upon the admission of a new Member contributing new capital in accordance with the Act and the Operating Agreement, at the discretion of the Manager, there may be a special closing of the books solely for the purpose of determining the value of the Company’s assets on such date by whatever method the Manager, in their sole and absolute discretion, consider reasonable, and the Capital Accounts of the existing Members may be adjusted based upon their Percentage Interests in the determined asset value. The new Member shall pay in their Capital Contribution, the Company shall establish a Capital Account which shall be credited with the Capital Contribution of the new Member.

If there are restrictions imposed by federal or state law on the transfer of the Class A Units, the Members agree that they will refrain from engaging in such a transfer until the restriction(s) by law is lifted or no longer applies. Any such transfer while there is a restriction imposed by law will be void ab initio. It is the duty of the Member, not the Manager, to ensure there are no restrictions on transfer imposed by law. The Member waives any claims and indemnifies the Manager against Member’s claims or the purported transferee, derived from a void transfer transaction. Manager’s approval in writing pursuant to a transfer has no effect on such waiver and indemnification.

Drag-Along Rights.

At any time, Members holding at least a majority of the Class A Units (the “Selling Members”) may propose a Drag-Along Transaction and require all other holders of Interests (the “Drag-Along Members”) to sell all but not less than all of their Interests in accordance with the Operating Agreement. The Selling Members shall exercise their rights pursuant to the Drag-Along rights by delivering a written notice (the “Drag-Along Notice”) to the Company and each Drag-Along Member no more than ten (10) Business Days after the execution by all parties thereto of a definitive agreement with respect to the Drag-Along Transaction. The Drag-Along Notice shall make reference to the Selling Members’ rights and obligations hereunder and shall describe in reasonable detail (i) the name of the Person to who the Interests are proposed to be sold; (ii) the proposed date, time and location of the closing of the transaction; (iii) a description of the consideration to be paid; and (iv) the other material terms and conditions of the Drag-Along Transaction.

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In connection with any such Drag-Along Transaction, all Drag-Along Members shall consent to and raise no objections against the Drag-Along Transaction, and if the Drag-Along Transaction is structured as (i) a merger, conversion, Interest exchange or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, each holder of Interests entitled to vote thereon shall vote in favor of the Drag-Along Transaction and shall waive any appraisal rights or similar rights in connection with such merger, conversion, Interest exchange, consolidation or asset sale, or (ii) a sale of all the Interests, each holder of Interests shall agree to sell all of his or its Interests that are the subject of the Drag-Along Transaction, on the terms and conditions of such Drag-Along Transaction. The holders of Interests shall promptly take all necessary and desirable actions in connection with the consummation of the Drag-Along Transaction, including the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow/holdback arrangements relating to such Drag-Along Transaction, in each case to the extent that each other holder of Interests is similarly obligated, and (B) effectuate the allocation and distribution of the aggregate consideration upon the Drag-Along Transaction as set forth in the Operating Agreement. The holders of Interests shall be permitted to sell their Interests pursuant to any Drag-Along Transaction without complying with any other relevant provisions of the Operating Agreement concerning transfer of Class A Units.

There are further terms, conditions, and obligations of the Drag-Along Members described in the Operating Agreement at Section 12.4.

Indemnification

The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that the Person is or was a Manager, Member, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a manager, member, shareholder, director, officer, partner, trustee, employee, or agent of any other Person, joint venture, trust or other enterprise, against expenses, including reasonable attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. Indemnification shall only apply if the Person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Company may be required to advance expenses incurred in defending a civil or criminal action to the Manager, Member, or officer. Please see Article 15 in the Operating Agreement for additional information.

Liabilities of the Members under the Operating Agreement and State Law

The Company is organized under the laws of the State of Nevada. The Operating Agreement choice of law clause and all rights and obligations arising therefrom will be governed by Nevada law.

TAX TREATMENT

Prospective Investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

FOREIGN INVESTORS: NON-U.S. INVESTORS ARE SUBJECT TO UNIQUE AND COMPLEX TAX CONSIDERATIONS. THE COMPANY AND THE MANAGER MAKE NO DECLARATIONS AND OFFER NO ADVICE REGARDING THE TAX IMPLICATIONS TO SUCH FOREIGN INVESTORS, AND SUCH INVESTORS ARE URGED TO SEEK INDEPENDENT ADVICE FROM ITS OWN TAX COUNSEL OR ADVISORS BEFORE MAKING ANY INVESTMENT.

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Tax Returns

Annually, the Company will provide the Investors sufficient information from the Company’s informational tax return for such persons to prepare their individual federal, state, and local tax returns. The Company’s informational tax returns will be prepared by a tax professional selected by the Company.

ERISA CONSIDERATIONS

In Some Cases, if the Investors Fails to Meet the Fiduciary and Other Standards Under the Employee Retirement Income Security Act of 1974, as Amended (“ERISA”), the Code or Common Law as a Result of an Investment in the Company’s Class A Units, the Investor Could be Subject to Liability for Losses as Well as Civil Penalties:

There are special considerations that apply to investing in the Company’s Class A Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If the Investor is investing the assets of any of the entities identified in the prior sentence in the Company’s Class A Units, the Investor should satisfy themselves that:

1.	The investment is consistent with the Investor’s fiduciary obligations under applicable law, including common law, ERISA and the Code;

2.	The investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

3.	The investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

4.	The investment will not impair the liquidity of the trust, plan or IRA;

5.	The investment will not produce “unrelated business taxable income” for the plan or IRA;

6.	The Investor will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and The investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Company’s Class A Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

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ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the SEC. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the SEC.

All these filings will be available on the SEC’s EDGAR filing system. You should read all the available information before investing.

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Part F/S

Stock-Wars LLC

A Nevada Limited Liability Company

42

Financial Statements and Report of
Independent Certified Public Accountants

STOCK-WARS, LLC

November 30, 2024

43

Independent Auditor’s Report	45-46

Balance Sheet	47

Statement of Operations	48

Statement of Cash Flows	49

Statement of Members’ Equity	50

Notes to Financial Statements	51-52

44

Independent Auditor’s Report

To the Manager of

STOCK-WARS LLC

Opinion

We have audited the accompanying financial statements of STOCK-WARS LLC (the “Company”), which comprise the balance sheet as of November 30, 2024, and the related statements of operations, changes in member's equity, and cash flow for the period from August 8, 2024 (inception) to November 30, 2024 and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of November 30, 2024, and the related statements of operations, changes in member's deficit, and cash flow for the period from August 8, 2024 (inception) to November 30, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Doubt about the Company's Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements include no assets or equity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management's plans regarding those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

January 3, 2025

46

STOCK-WARS, LLC
Balance Sheet
As of November 30, 2024

ASSETS
Current Assets
Cash	$1,135
Total Current Assets	1,135

TOTAL ASSETS	$1,135

LIABILITIES AND MEMBER'S EQUITY
Current Liabilities
Total Current Liabilities	$-

TOTAL LIABILITIES	-

Members' Equity
Class A Units, 15,000,000 authorized, and 13,500,000 issued and outstanding as of November 20, 2024	-

Members' Equity	1,135
TOTAL MEMBERS' EQUITY	1,135

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,135

47

STOCK-WARS, LLC
Statement of Operations
For the period from January 1, 2024 to November 30, 2024

REVENUE
Total revenue	$-

EXPENSES
Total operating expenses	-

LOSS FROM OPERATIONS	-

OTHER INCOME (EXPENSES)	-

NET LOSS	$-

48

STOCK-WARS, LLC
Statement of Cash Flows
For the period from January 1, 2024 to November 30, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Income (Loss)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Net cash provided by operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution from member	1,135

Net cash provided by financing activities	1,135

NET INCREASE IN CASH	1,135

Cash at beginning of year	-
Cash at end of year	$1,135

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest	$-
Cash paid during year for income taxes	$-

49

STOCK-WARS, LLC
Statement of Members' Equity
For the period from January 1, 2024 to November 30, 2024

	Class A	Class B	Class C
	Units $0 Par	Units $0 Par	Units $0 Par	Total
	Value	Value	Value	Members' Equity

November 30, 2024	-	-		$-

Issuance of Class A Units	-	-		-
Contribution from Member	-	-		1,135

Net income (loss)	-	-		-

November 30, 2024	-	-	-	$1,135

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Note A – Nature of Business and Organization

Nature of Operations

Stock-Wars, LLC was organized as a Nevada Limited Liability Company. The Company is developing a skills-based real-money stock market game called Stock-Wars. Stock-Wars is a simulated stock market experience in which the participants, who are called Portfolio Managers or “PMs”, build portfolios of stocks with virtual funds called a War Chest and attempt to achieve returns greater than the other PMs against whom they are competing. The Company intends to offer a diverse line of Portfolio Challenges that will mimic the fantasy games offered by online gaming entities such as Draft Kings and FanDuel while providing a real time simulated stock trading experience. Anyone from a novice to a seasoned investor can play Stock-Wars. Stock-Wars will be available online and through a mobile app.

Note B – Significant Accounting Policies

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Financial Instruments

The Company's financial instruments consist primarily of cash and investments. The carrying value of the financial instruments are considered to be representative of their respective fair value.

Revenue Recognition

The Company recognizes revenue when a customer elects to participate in a Portfolio Challenge (PC). Customers may elect to deposit cash into their accounts using the Stock-Wars website or the Stock-Wars’ app that accepts payment from either Debit or Credit cards. When a customer decides to participate in a PC, the appropriate amount is deducted from their account and recognized as revenue. The balance in their account remains as a liability on Stock-Wars’ books. To date, the Company has recorded no revenue.

Income Taxes

STOCK-WARS, LLC with the consent of its members, has elected to be taxed as a partnership. In lieu of income taxes, the members of partnerships are taxed on their proportionate share of the Company's taxable income, Therefore, no provision or liability for income taxes has been included in the financial statements.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, estimates and assumptions that affect the application of accounting policies, reported amounts, and disclosures. Actual results could differ from these estimates.

Note C – Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The ability of the Company to continue as a going concern is dependent upon future sales and obtaining additional capital and financing. While the Company believes in the viability of its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

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Note D – Member’s Capital

Contributions

In accordance with STOCK-WARS, LLC, if the Manager of the Company determines that additional funds are required by the Company to meet the Company's operating expenses, the members of the Company have the right, but not the obligation to contribute the additional funds. The additional funds may be provided in the form of member loans, additional capital contributions, or a combination of both to the Company; as determined by the Manager in their sole and absolute discretion.

As of November 30, 2024, STOCK-WARS, LLC has authorized Class A Units of 15,000,000 and 13,500,000 issued and outstanding,

Voting Rights

Each Class A Unit shall be entitled to one (1) vote per Class A Unit on each matter to which the Class A Unitholders are entitled to vote under this Agreement, the Act or applicable law.

Profit and Loss Allocation

Allocations of net profits and losses, as determined for each taxable year of the Company, shall be allocated among the members pro rata in proportion to their ownership of the membership interest, as outlined in the Operating Agreement.

Distributions

Distributable cash from operations, as defined in the Operating Agreement, shall be determined at such times and in such amounts by the Managing Member. Members shall receive distributions at the same time without preference or priority of any single member, and distributed to the members after certain priority payments have been made, as outlined in the Operating Agreement.

Note E - Subsequent Events

There are no subsequent events regarding STOCK-WARS, LLC.

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PART III—EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1	Broker-Dealer Agreement with Andes Capital Group LLC dated January 22, 2025
2.1	Articles of Organization of Stock-Wars LLC
2.2	Operating Agreement of Stock-Wars LLC
4.1	Form of Subscription Agreement
11.1	Consent of Assurance Dimensions
12.1	Opinion of Red Rock Securities Law

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SIGNATURES

Pursuant to the requirements of Regulation A, the Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Omaha, Nebraska, on April 4, 2025.

ISSUER COMPANY LEGAL NAME AND ADDRESS:

Stock-Wars LLC

11318 Davenport Street

Omaha, Nebraska, 68154

/s/ Ted Price
Name: Ted Price
Title: Chief Executive Officer
Date: April 4, 2025
Location signed: Omaha, NE

This Offering Statement has been signed by the following principals in the capacities and on the dates indicated:

/s/ Ted Price
Name: Ted Price
Title: Chief Executive Officer
Date: April 4, 2025
Location signed: Omaha, NE

/s/ Randall Thompson
Name: Randall Thompson
Title: Chief Operating Officer
Date: April 4, 2025
Location signed: Omaha, NE

/s/ Kimberly Brooks
Name: Kimberly Brooks
Title: Chief Financial Officer
Date: April 4, 2025
Location signed: Omaha, NE

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